UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2019

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. – ENTRY INTO A MATERIAL CONTRACT.

On November 20, 2019, ImmunoGen, Inc. (referred to as “our” and “ImmunoGen”) and Jazz Pharmaceuticals Ireland Limited (“Jazz”), a subsidiary of Jazz Pharmaceuticals plc, entered into a First Amendment (the “First Amendment”) to their Collaboration and Option Agreement dated as of August 28, 2017 (the “Option Agreement”). The First Amendment reflects the exercise by Jazz of certain of its opt-out rights under the Option Agreement following our termination of the IMGN779 development program and those early research programs covered by the Option Agreement in connection with our previously announced restructuring. Under the terms of the Option Agreement, the exercise of these opt-out rights will result in a pro-rata reduction in Jazz’s obligation to provide development funding, which will now be limited to support of our IMGN632 development program. The First Amendment also provides for a streamlining of the governance structure under the Option Agreement and a reduction in the option exercise fee that Jazz would pay for the remaining product under the Option Agreement or a back-up to that product, which option payment would remain in the mid-double digit millions or low triple digit millions, depending on the timing of Jazz’s exercise of the option and the indication(s) for which initial regulatory approval of the product is based. The option exercise fee would remain subject to certain other adjustments described in our current report on Form 8-K filed with the SEC on August 29, 2017, which description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 26, 2019	/s/ David G. Foster

David G. Foster
Vice President, Finance